SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 20, 2005
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 20, 2005, Metaldyne Company LLC (the “Borrower”), a wholly-owned subsidiary of Metaldyne Corporation (the “Company”) entered into a delayed draw term loan credit agreement, dated as of December 20, 2005 (the “Credit Agreement”) among the Company, Borrower, the Lenders party thereto, and Credit Suisse, as Administrative Agent. The Credit Agreement provides for term loans totaling $20 million, of which $10.5 million was drawn on December 21, 2005 and the remainder of which is available until June 30, 2006 to finance in part the purchase of additional specified equipment and machinery.

Borrower may elect interest rates on its borrowings calculated, in the case of an ABR borrowing, by reference to Credit Suisse’s prime rate (or, if greater, the federal funds effective rate plus one-half of one percent) plus 6.50% per annum or, in the case of a Eurodollar borrowing, by reference to LIBOR plus 7.50% per annum.

The Credit Agreement is available to finance specified equipment and machinery programs of Borrower and certain of its domestic subsidiaries. Borrowings are required to be prepaid in connection with certain asset sales, though in limited instances Borrower is permitted to apply proceeds, within 365 days after receipt of such proceeds, to acquire assets to be used in the business of Borrower and certain of its domestic subsidiaries. The indebtedness under the Credit Agreement is guaranteed by the Company, Borrower and certain of Borrower’s domestic subsidiaries. Borrower’s obligations under the Credit Agreement are secured by the specified equipment and machinery purchased by Borrower and two of its domestic subsidiaries. All amounts outstanding under the facility will become due and payable on December 31, 2009.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants. A violation of these covenants could result in a default under the Credit Agreement, which could permit the Administrative Agent or the Lenders to restrict the Company’s ability to borrow under the Credit Agreement and require the immediate repayment of any outstanding advances under the Credit Agreement. Principal and interest not paid when due shall bear interest at an increased rate.

The description set forth herein of the terms and conditions of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained under the heading "Entry Into a Material Definitive Agreement" in Item 1.01 above, which disclosure is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is filed herewith:

Exhibit 10.1	Credit Agreement, dated as of December 20, 2005, among Metaldyne Corporation, Metaldyne Company LLC, the Lenders party thereto and Credit Suisse, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005
METALDYNE CORPORATION

By: /s/ Jeffrey M. Stafeil
Name: Jeffrey M. Stafeil
Title: Executive Vice President
and Chief Financial Officer